UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
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The following letter was sent to the Office Depot Officer Coalition on April 8, 2008.

Date: April 8, 2008

To: Office Depot Officer Coalition

From: Elisa D. Garcia C., Executive Vice President and General Counsel

As we have previously informed you, Alan Levan, a Florida real estate developer, and certain of his affiliates (including companies referred to as Levitt and Woodbridge) are seeking to elect two directors to our Board of Directors at the Company’s 2008 Annual Meeting of Stockholders, currently scheduled for April 23, 2008. We also communicated to you that we are opposing this action as Office Depot believes that removing from our Board two of our most experienced retailing executives would be highly disruptive to the Company and could damage prospects for a successful turnaround. We remain confident that our stockholders will continue to support the Board’s nominees.

In addition, given the public nature of this situation, we have received letters of support from a number of customers and partner organizations and would like to share some with you. Attached are two letters our Board recently received from leading women’s advocacy groups, Women Impacting Public Policy and the Women Presidents’ Organization.

We will continue to communicate with you and keep you apprised of developments, but we would also like to ask that each and every one of you stay focused on delivering the highest level of customer service. We cannot allow this “proxy contest” to adversely affect our day-to-day operations. Please help us keep our associates focused on Taking Care of Business.

If you have any questions, please feel free to contact Brian Levine, our Vice President, Corporate Communications at 561-438-2895, or our proxy solicitor MacKenzie Partners at 800-322-2885.

Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com/stockholdermeeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”), provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this document are “forward-looking” statements under the Act. Except for historical financial and business performance information, statements made in this document should be considered ‘forward-looking’ as referred to in the Act. These forward-looking statements speak only as of the date of this document; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of our company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this document. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

  [Letterhead of Women Impacting Public Policy]
1615 L Street NW, Suite, 650, Washington, DC 20036
48 San Antonio Place, San Francisco, CA 94133

April 7, 2008

Mr. Neil Austrian
Member, Board of Directors
Office Depot
2200 Old Germantown Road
Delray Beach, FL 33445

Via facsimile: 561-438-1845

Dear Mr. Austrian,

     Women Impacting Public Policy (WIPP) is an organization of over 500,000 members whose mission is to have a positive impact on the lives of women business owners through the grassroots advocacy to leaders of Congress. As Co-Founder of this prestigious organization, I understand the importance of the impact that women have on our country’s economy. Your corporation’s leadership has demonstrated through its actions that it respects and supports the efforts of women business, specifically as drivers of economic growth.

     WIPP has been working closely with the Office Depot’s current management over the past few years from the very basic level of dedicated shopper all the way to having a seat on the vastly important Office Depot Women’s Advisory Board. Office Depot understands the value that over 10 million women business owners bring as they employ over 12.8 million workers and bring in over $1.9 trillion in annual revenues to the United States economy.

     It has been a privilege to serve on the Women’s Advisory Board as you turn to us for assistance in all aspects of marketing. From the advertising strategy to the look and feel of your stores, this current management of Office Depot considers the women’s market to be of primary concern to your overall stability and longevity.

     I am aware that you are engaged in an upcoming dissident shareholder proxy vote. The women business owner community is concerned and in hopes that the Office Depot’s current leadership remains in place so that the culture, values and integrity of the company remain intact. Women business owners are a loyal and tight-knit community that does business with those corporations that are responsive to their needs. We will be watching closely as shareholders cast their vote – so we will cast our vote through our pocket books.

Sincerely,

/s/ Barbara Kasoff
Barbara Kasoff
President

     [Letterhead of Women Presidents’ Organization]
155 East 55th Street, Suite 4H, New York, NY 10022

TO: Mr. Neil Austrian
Member, Board of Directors
Office Depot
220 Old Germantown Rd.
Delray Beach, FL 33445

April 4, 2008

Dear Neil,

     As you know, it has been a privilege for the Women Presidents Organization (“WPO”) to have Office Depot as one of its leading corporate sponsors and to have you as a sponsor representative on our board of directors. We value our relationship with Office Depot and, in particular, the commitment that Office Depot has demonstrated to supporting women and women-owned businesses through its partnership with our organization.

     We are aware that the current board of directors of Office Depot has raised questions about the suitability of certain proposed nominees to the Office Depot board of directors. The WPO is not in a position to assess the merits of this proxy context, or to evaluate any specific allegations regarding board candidates. However, we do note that in a letter to the stockholders of Office Depot, the Office Depot board has alleged that one of the nominees “resigned as President and COO of Staples, Inc. after being arrested for assaulting a female co-worker who, according to an article published in the Wall Street Journal on October 21, 1997, told police that they had been involved in a two-year extramarital affair. Although Hanaka denied the allegations, the Wall Street Journal also reported that an internal investigation of Staples concluded that Hanaka’s relationship” with this alleged victim “violated the Company’s fraternization policy.” The WPO has no independent knowledge of these matters. However, the WPO would certainly have grave concerns about the presence of any board member of any WPO corporate sponsor whose actions would be antithetical to, or in any way undermine, that sponsor’s demonstrated support of women in business and that might call into question the sponsor’s ongoing commitment to the concerns of women.

     The WPO and its members strongly believe that the board of directors of each of our corporate sponsors should reflect the values and culture of that company, including their respect for women and dedication to the advancement of women in business.

Very truly yours,

/s/ Marsha Firestone
Marsha Firestone, Ph.D.
President and Founder